Exhibit 32.1

CERTIFICATION

Pursuant to 18 USC §1350, the undersigned officer of The St. Joe Company (the “Company”) hereby certifies that the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2022 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jorge Gonzalez
Jorge Gonzalez
President, Chief Executive Officer and Director

Dated: July 27, 2022